EXHIBIT 23.2


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Information" in such registration statement.


 /s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 5, 2002